UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) SEPTEMBER 9, 1996



                             GOLDEN BEAR GOLF, INC.
             (Exact name of Registrant as specified in its charter)




Commission File No. 333-05581


            FLORIDA                                   65-0680880
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)



             11780 U.S. HIGHWAY ONE NORTH PALM BEACH, FLORIDA 33408
               (Address of principal executive offices) (Zip Code)


                                 (561) 626-3900
              (Registrant's telephone number, including area code)



                                      SAME
(Former name, former address and former fiscal year, if changed since last report)

Item 2. Acquisition or Disposition of Assets

ROLLANDIA GOLF PARK PLUS

On September 9, 1996, the Company consummated an asset purchase agreement and a long-term lease agreement ("the agreements"), dated as of August 2, 1996 with Sugar Creek Golf Course, Inc. ("Sugar Creek"). Under the terms of the agreements, the Company acquired certain assets of an existing golf practice and instruction facility located in the Dayton, Ohio area and is leasing the related real property in exchange for an initial up-front payment of $1.1 million and annual rental payments of $325,000 in year one, $350,000 in year two, $375,000 in years three through thirteen, $300,000 in year fourteen and $200,000 in years fifteen through twenty. The Company is also required to invest at least $750,000 in improvements to the property within the first two years of the lease term and will retain a principal of Sugar Creek as a consultant for a one year period for a fee of $60,000. The Company has been granted certain options to purchase the leased premises and a right of first refusal with respect to proposed sales of the leased premises throughout the term of the lease.

The initial payment of $1.1 million was funded from the proceeds of the Company's initial public offering. For financial statement purposes, the portion of the long-term lease attributable to building and improvements is considered a capital lease as the net present value of the future payments exceeds 90% of the fair value of the properties.

EAST COAST FACILITIES

On September 11, 1996, the Company consummated the acquisition of certain assets utilized in connection with an existing Golden Bear Golf Center located in Columbus, Ohio and a Golden Bear Golf Center currently under development in Fort Lauderdale, Florida and assumed existing leases related to the real property at these locations, in accordance with agreements, dated as of July 31, 1996, among the Company and East Coast Golf Centers, Inc. ("East Coast"), East Coast Golf Centers of Columbus, Ltd., and East Coast Golf Centers of Fort Lauderdale, Inc. The facility in Fort Lauderdale, Florida is expected to open in October, 1996.

The purchase price for the facilities was approximately $5.9 million, of which $5.3 million was paid in cash at the closing and $600,000 is evidenced by promissory notes. Additionally, the Company previously granted, pursuant to consulting agreements, certain principals of East Coast options to purchase 37,500 shares of the Company's Class A Common Stock. The options fully vested on September 11, 1996, are exercisable at any time and expire on August 31, 1997. The promissory notes are non-interest bearing and mature on August 31, 1997 unless any options are exercised at an earlier date, in which case the proceeds to the Company upon exercise of the options must be used to repay an equal amount of the promissory notes. The $5.3 million paid at closing was funded from the proceeds of the Company's initial public offering.

HIGHLANDER FACILITIES

On September 13, 1996 the Company consummated the acquisition of the Golden Bear Golf Center located in Carrollton, Texas and entered into a lease of the Golden Bear Golf Center located in Moreno Valley, California, in accordance with agreements, dated as of September 13, 1996, among the Company and Highlander Golf Corp. Ltd. ("Highlander"). The purchase price for the Texas facility was $2.25 million, of which $1.5 million was paid at closing, with the remainder of the purchase price evidenced by a promissory note. The note requires payments of interest only for five years at a rate of 8% per annum, with the entire principal amount due in five years. The Company has also entered into a ground lease for the underlying real property of the Texas facility with an entity affiliated with Highlander. The ground lease is for a term of 15 years, and is renewable for two additional 5-year terms. The annual rent under the ground lease is equal to 8% of the gross sales attributable to the facility for years one through five and 10% of gross sales thereafter. The minimum rent under the ground lease is $122,500 per year, increasing 3% per year. The Company has a right of first refusal with respect to proposed sales of the leased premises throughout the term of the lease.

The lease of the facility located in California provides for a ground lease of the real property and an operating lease of the facility. Both the ground lease and the operating lease are for a period of ten years, renewable for two additional five year terms. The annual rent due under the ground lease is equal to 10% of the gross revenues attributable to the facility with a minimum rent of $65,000 per year. The annual rent due under the operating lease is $50,000. The annual rent under the operating lease and the minimum rent under the ground lease increase 3% annually, effective every fifth lease year.


Item 7. Financial Statements and Exhibits

     a.  Financial Statements of Businesses acquired

         1 Financial statements of Dallas Highlander, Ltd. for the year ended December 31, 1995 and for the three months ended March 31, 1996 (incorporated herein by reference to the Prospectus of the Company, dated July 31, 1996, which has been filed with the Securities and Exchange Commission).

               Financial statements of Dallas Highlander, Ltd. for the six months ended June 30, 1996 will be provided through amendment at a later date.

         2 Financial statements of Sugar Creek Golf Course, Inc. and Magic Castle, Inc. for the year ended December 31, 1995 and for the six months ended June 30, 1996 (incorporated herein by reference to the Prospectus of the Company, dated July 31, 1996, which has been filed with the Securities and Exchange Commission).

         3 Financial statements of East Coast Golf Centers, Inc., East Coast Golf Centers of Columbus, Ltd. and East Coast Golf Centers of Fort

               Lauderdale, Inc. for the year ended December 31, 1995 and for the three months ended March 31, 1996 (incorporated herein by reference to the Prospectus of the Company, dated July 31, 1996, which has been filed with the Securities and Exchange Commission).

               Financial statements of East Coast Golf Centers, Inc., East Coast Golf Centers of Columbus, Ltd. and East Coast Golf Centers of Fort Lauderdale, Inc. for the six months ended June 30, 1996 will be provided through amendment at a later date.

     b.  Pro Forma Financial Information

               Pro forma financial statements for the acquisitions of McDain Golf Center of Monroeville, Cool Springs Golf Center, Tom's River Golf Center, Rollandia Golf Park Plus, East Coast Facilities and Highlander Facilities

     c.  Exhibits

         The Company will furnish supplementally a copy of any omitted schedule to the U.S. Securities and Exchange Commission upon request.

         10.1 Agreement, dated August 2, 1996, between Sugar Creek Golf Course, Inc. and Golden Bear Golf Centers, Inc.

         10.2 Agreement, dated July 31, 1996, between East Coast Golf Centers of Columbus, Ltd. and Golden Bear Golf Centers, Inc.

         10.3 Agreement, dated July 31, 1996, between East Coast Golf Center of Fort Lauderdale, Inc. and Golden Bear Golf Centers, Inc.

         10.4 Agreement, dated July 31, 1996, between East Coast Golf Centers, Inc.of and Golden Bear Golf Centers, Inc.

         10.5 Purchase/Sale Agreement, dated September 13, 1996, between Golden Bear Golf Centers, Inc. and Dallas Highlander, Ltd.

         23    Consent of Arthur Andersen LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Golden Bear Golf, Inc.
                               -------------------------------------------------
                                                   (Registrant)


   September 20, 1996          /S/ Jack P. Bates
- ------------------------      --------------------------------------------------
         Date                  Jack P. Bates
                               Senior Vice President and Chief Financial Officer

                                GOLDEN BEAR GOLF, INC.
                                    INTRODUCTION TO
                       UNAUDITED PRO FORMA FINANCIAL INFORMATION

GENERAL

The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 and the Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 reflect adjustments to Golden Bear Golf, Inc.'s ("Golden Bear" or the "Company") historical financial position and results of operations to give effect to the transactions discussed below as if such transactions had been consummated at June 30, 1996 for balance sheet purposes, or at the beginning of the period presented for income statement purposes.

Golden Bear was formed on June 7, 1996 to enter into an exchange agreement which was consummated on August 1, 1996 upon the closing of an initial public offering of Golden Bear's Class A Common Stock. Parties to the plan of reorganization included, among others, Golden Bear's affiliates, Golden Bear Golf Centers, Inc., Paragon Golf Construction, Inc. (collectively, the "Companies") and Golden Bear International, Inc. ("GBI"). Pursuant to the exchange agreement, Golden Bear acquired all of the outstanding common stock of the Companies in exchange for an aggregate of 1,668,000 shares of its Class A and Class B Common Stock. In addition, Golden Bear acquired certain assets and assumed certain liabilities of GBI ("GBI Carveout") in exchange for 1,332,000 shares of Class B Common Stock. The transaction was accounted for on an historical cost basis in a manner similar to a pooling of interests as Golden Bear and the Companies had common stockholders and management.

The pro forma financial statements do not reflect the effect of expected increases in levels of expenses as a result of an upgrade to Golden Bear's management information systems, the addition of accounting personnel to support its growth strategy and increased costs associated with operating the Company as a separate public company. Such increases are not reflected because they are not currently factually determinable or estimable.

The pro forma financial statements have been prepared by Golden Bear based, in part, on the audited financial statements of certain of the businesses acquired and to be acquired as required under the Securities Act, which financial statements are included elsewhere in this report or in other filings of the Company with the Securities and Exchange Commission, and the unaudited financial statements of other businesses acquired, which financial statements are included elsewhere in this report or in other filings of the Company with the Securities and Exchange Commission, and the unaudited financial statements of other businesses acquired which financial statements are, in certain circumstances, not included herein, adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in Golden Bear's historical financial statements. These pro forma financial statements are not intended to be indicative of the results that would have been achieved had the transactions occurred on the dates indicated or which may be realized in the future.

BUSINESSES ACQUIRED

During the period from April 15, 1996 through September 13, 1996, the Company acquired through either purchase or lease eight golf practice and instruction facilities. The businesses acquired were as follows.

        MCDAIN GOLF CENTER

On April 15, 1996, the Company entered into a long-term lease agreement with McDain Golf Center of Monroeville, a Pennsylvania limited partnership, for the lease of an existing golf practice and instruction facility in the greater Pittsburgh area and has begun operating the facility as a Golden Bear Golf Center. The lease is for a term of twenty-nine years and calls for annual payments of $325,000 with annual cost of living increases commencing after the fifth year. The Company has been granted an option to purchase the leased premises for $2,000,000 in 2001. The Company has not yet determined whether it will acquire the leased premises pursuant to the option.

For financial statement purposes, the portion of the long-term lease attributable to building and improvements is considered a capital lease as the net present value of the future payments exceeds 90% of the fair value of the properties.

        COOL SPRINGS GOLF CENTER

On June 17, 1996, the Company purchased an existing golf practice and instruction facility on 40.833 acres of land in Pittsburgh, Pennsylvania pursuant to purchase and sale agreements with Cool Springs, Inc. and William T. Duckworth. The purchase price for the land and assets was $2.9 million.

        TOMS RIVER GOLF CENTER

On August 7, 1996, the Company consummated the acquisition of certain assets utilized in connection with the Tom's River Golf Center (an existing golf practice and instruction facility located in Tom's River, New Jersey) and the lease of the related real property, in accordance with an agreement, dated as of April 26, 1996, among the Company and First Sports Capital Development Associates, Ltd., Inc. The lease is for a term of 20 years and may be extended for two five-year terms. The purchase price for the assets was $1.9 million, which was paid in cash at the closing from proceeds of the initial public offering. For purposes of the pro forma financial statements the purchase price is evidenced by a promissory note of $1.9 million for a term of three years with an interest rate equal to the prime rate plus one and one half percent.

        ROLLANDIA GOLF PARK PLUS

On September 9, 1996, the Company consummated an asset purchase agreement and a long-term lease agreement ("the agreements"), dated as of August 2, 1996 with Sugar Creek Golf Course, Inc. ("Sugar Creek"). Under the terms of the agreements, the Company acquired certain assets of an existing golf practice and instruction facility located in the Dayton, Ohio area and is leasing the related real property in exchange for an initial up-front payment of $1.1 million and annual rental payments of $325,000 in year one, $350,000 in year two, $375,000 in years three through thirteen, $300,000 in year fourteen and $200,000 in years fifteen through twenty. The Company is also required to invest at least $750,000 in improvements to the property within the first two years of the lease term and will retain a principal of Sugar Creek as a consultant for a one year period for a fee of $60,000. The Company has been granted certain options to purchase the leased premises and a right of first refusal with respect to proposed sales of the leased premises throughout the term of the lease.

The initial payment of $1.1 million was funded from the proceeds of the Company's initial public offering. For financial statement purposes, the portion of the long-term lease attributable to building and improvements is considered a capital lease as the net present value of the future payments exceeds 90% of the fair value of the properties.

        EAST COAST FACILITIES

On September 11, 1996, the Company consummated the acquisition of certain assets utilized in connection with an existing Golden Bear Golf Center located in Columbus, Ohio and a Golden Bear Golf Center currently under development in Fort Lauderdale, Florida and assumed existing leases related to the real property at these locations, in accordance with agreements, dated as of July 31, 1996, among the Company and East Coast Golf Centers, Inc. ("East Coast"), East Coast Golf Centers of Columbus, Ltd., and East Coast Golf Centers of Fort Lauderdale, Inc. The facility in Fort Lauderdale, Florida is expected to open in October, 1996.

The purchase price for the facilities was approximately $5.9 million, of which $5.3 million was paid in cash at the closing and $600,000 is evidenced by promissory notes. Additionally, the Company previously granted, pursuant to consulting agreements, certain principals of East Coast options to purchase 37,500 shares of the Company's Class A Common Stock. The options fully vested on September 11, 1996, are exercisable at any time and expire on August 31, 1997. The promissory notes are non-interest bearing and mature on August 31, 1997 unless any options are exercised at an earlier date, in which case the proceeds to the Company upon exercise of the options must be used to repay an equal amount of the promissory notes. The $5.3 million paid at closing was funded from the proceeds of the Company's initial public offering.

        HIGHLANDER FACILITIES

On September 13, 1996 the Company consummated the acquisition of the Golden Bear Golf Center located in Carrollton, Texas and entered into a lease of the Golden Bear Golf Center located in Moreno Valley, California, in accordance with agreements, dated as of September 13, 1996, among the Company and Highlander Golf Corp. Ltd. ("Highlander"). The purchase price for the Texas facility was $2.25 million, of which $1.5 million was paid at closing, with the remainder of the purchase price evidenced by a promissory note. The note requires payments of interest only for five years at a rate of 8% per annum, with the entire principal amount due in five years. The Company has also entered into a ground lease for the underlying real property of the Texas facility with an entity affiliated with Highlander. The ground lease is for a term of 15 years, and is renewable for two additional 5-year terms. The annual rent under the ground lease is equal to 8% of the gross sales attributable to the facility for years one through five and 10% of gross sales thereafter. The minimum rent under the ground lease is $122,500 per year, increasing 3% per year. The Company has a right of first refusal with respect to proposed sales of the leased premises throughout the term of the lease.

The lease of the facility located in California provides for a ground lease of the real property and an operating lease of the facility. Both the ground lease and the operating lease are for a period of ten years, renewable for two additional five year terms. The annual rent due under the ground lease is equal to 10% of the gross revenues attributable to the facility with a minimum rent of $65,000 per year. The annual rent due under the operating lease is $50,000. The annual rent under the operating lease and the minimum rent under the ground lease increase 3% annually, effective every fifth lease year.

                                                  GOLDEN BEAR GOLF, INC.
                                             UNAUDITED PRO FORMA BALANCE SHEET
                                                    AS OF JUNE 30, 1996
                                                       (IN THOUSANDS)

                                                           ASSETS



                                                                     BUSINESSES ACQUIRED
                                                          --------------------------------------------
                                                                                                                          PRO FORMA
                                                           TOM'S                               EAST       ACQUISITION        FOR
                                                ACTUAL     RIVER    HIGHLANDER  ROLLANDIA      COAST      ADJUSTMENTS   ACQUISITIONS
                                                -------  --------  -----------  ----------   --------    ------------  ------------
 CURRENT ASSETS:
    Cash and cash equivalents                       $89        --          $66        $10          $817         ($893)(b)        $89
    Accounts receivable, net                      6,507        --            1          5            --            (6)(b)      6,507
    Costs and estimated earnings in excess
       of billings on uncompleted contracts       1,437        --           --         --            --            --          1,437
    Prepaid expenses and other current assets       320        29          231        207           193          (660)(b)        320
                                                --------  ----------  ----------  ---------  ----------   ------------   -----------
             Total current assets                 8,353        29          298        222         1,010        (1,559)         8,353

 PROPERTY AND EQUIPMENT, net                      4,659     2,285        1,503      2,865         3,446          (256)(c)     14,502
 OTHER ASSETS                                     1,119        36            3        383           399          (821)(b)      3,535
                                                                                                                2,416 (c)
                                                --------  ----------  ----------  ---------  ----------   ------------   -----------
             Total assets                       $14,131    $2,350       $1,804     $3,470        $4,855         ($220)       $26,390
                                                ========  ==========  ==========  =========  ==========   ============   ===========
                                                                   (Continued)



                                                                   GOLDEN BEAR GOLF, INC.
                                                           UNAUDITED PRO FORMA BALANCE SHEET
                                                                   AS OF JUNE 30, 1996
                                                                     (IN THOUSANDS)

                                                                        (CONTINUED)

                                                            LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                               BUSINESSES ACQUIRED
                                                           ---------------------------------------------                  PRO FORMA
                                                           TOM'S                               EAST       ACQUISITION        FOR
                                                ACTUAL     RIVER    HIGHLANDER   ROLLANDIA     COAST      ADJUSTMENTS   ACQUISITIONS
                                              --------   --------  ------------  ----------    ---------  ------------  ------------
  CURRENT LIABILITIES:
    Accounts payable                             $4,195       $53          $30       $199          $254         ($536)(b)    $4,195
    Accrued expenses                              1,783       125                      54            91          (270)(b)     1,783
    Due to stockholder and affiliates               137       375          357        366         1,000        (2,098)(b)       137
    Billings in excess of costs and estimated
       earnings on uncompleted contracts          1,015        --           --         --            --            --         1,015
    Deferred revenue                                923        --           --         --            --            --           923
    Current portion of long-term debt             2,118        28                     410            --          (438)(b)     2,118
                                               --------   --------  ------------  -----------  ---------  ------------      --------
             Total current liabilities           10,171       581          387      1,029         1,345        (3,342)       10,171

 LONG-TERM DEBT, net of current portion           1,414       512           --      2,151         2,202        (4,865)(b)    13,673
                                                                                                               12,259 (d)

    SHAREHOLDERS' EQUITY
       Common stock                                  30        --           --         --            --            --            30
       Additional paid-in capital                 5,340     1,354        1,823        362         2,315        (5,854)(b)     5,340
       Deficit                                   (2,824)      (97)        (406)       (72)       (1,007)        1,582 (b)    (2,824)
                                               --------   --------  ------------  -----------  ---------  ------------      --------
           Total shareholders' equity             2,546     1,257        1,417        290         1,308        (4,272)        2,546
                                               --------   --------  ------------  -----------  ---------  ------------      --------
           Total liabilities and                $14,131    $2,350       $1,804     $3,470        $4,855         ($220)      $26,390
             shareholders' equity              =========  ========  ============  ===========  =========  ============    ==========





                                                                     GOLDEN BEAR GOLF, INC.
                                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                                FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                 BUSINESSES ACQUIRED
                                            ------------------------------------------------------------                 PRO FORMA
                                                      COOL     TOM'S                                      AQUISITION        FOR
                                    ACTUAL  MCDAIN   SPRINGS   RIVER   HIGHLANDER  ROLLANDIA  EAST COAST  ADJUSTMENTS  ACQUISITIONS
                                    ------  ------   -------   ------  ----------  ---------  ----------  -----------  -------------

REVENUES:
   Golf division                    $1,518    $59     $389     $165     $556        $870         $465       ($80)(j)      $3,890
                                                                                                            ($52)(k)
   Construction division             7,172     --       --       --       --          --           --         --           7,172
   Marketing division                4,168     --       --       --       --          --           --         --           4,168
                                    ------  ------  --------   ------  ----------  ----------  ----------  ----------  -------------
                                    12,858     59      389      165      556         870          465       (132)         15,230
                                    ------  ------  --------   ------  ----------  ----------  ----------  ----------  -------------
 OPERATING COSTS AND EXPENSES:
   Construction and shaping costs    6,049     --       --       --       --          --           --         --           6,049
   Operating expenses                4,523     59      353      113      536         711          676       (110)(j)       6,976
                                                                                                             (52)(k)
                                                                                                             152 (f)
                                                                                                              15 (a)
   Compensation expense              3,000     --       --       --       --          --           --         --           3,000
   Corporate overhead                1,662     --       --       --       --          --           --         --           1,662
   Depreciation and amortization       164     17        8       31       98          71           91         61 (g)         541
                                    ------  ------  --------   ------  ----------  ----------  ----------  ----------  -------------
                                    15,398     76      361      144      634         782          767         66          18,228
                                    ------  ------  --------   ------  ----------  ----------  ----------  ----------  -------------
     Operating income (loss)        (2,540)   (17)      28       21      (78)         88         (302)      (198)         (2,998)
 OTHER INCOME (EXPENSE)                (26)    --        1      (15)      (4)       (141)          --        156 (h)        (689)
                                    ------  ------  --------   ------  ----------  ----------  ----------  ----------  -------------
                                                                                                            (660)(e)
    Income (loss) before foreign
     and pro forma provision for    (2,566)   (17)      29        6      (82)        (53)        (302)      (702)         (3,687)
     income taxes

 ACTUAL AND PRO FORMA TAX               11     --       13       --      (32)         --           --       (417)(i)        (425)
 PROVISIONS (BENEFITS)              ------  ------  --------   ------  ----------  ----------  ----------  ----------  -------------

   Net income (loss)               ($2,577)  ($17)     $16       $6     ($50)       ($53)       ($302)     ($285)        ($3,262)
                                    ======  ======  ========  =======  ==========  ==========  ==========  ==========  =============
 Net income (loss) per share        ($0.86)                                                                               ($1.08)
                                    =======                                                                            =============
 Weighted average number of
  common stock and common stock
  equivalents outstanding            3,000                                                                                 3,000
                                    =======                                                                                =======






                                                                       GOLDEN BEAR GOLF, INC.
                                                             UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                                 FOR THE YEAR ENDED DECEMBER 31, 1995
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                 BUSINESSES ACQUIRED
                                           -------------------------------------------------------------                 PRO FORMA
                                                      COOL     TOM'S                                      AQUISITION        FOR
                                    ACTUAL  MCDAIN   SPRINGS   RIVER   HIGHLANDER  ROLLANDIA  EAST COAST  ADJUSTMENTS  ACQUISITIONS
                                    ------  ------  --------   ------  ----------  ---------- ----------  -----------  -------------
REVENUES:
   Golf division                    $2,298   $469   $1,523     $424     $611      $1,807         $549      ($244)(j)      $7,397
                                                                                                             (40)(k)
   Construction division            19,177     --       --       --       --          --           --         --          19,177
   Marketing division                7,306     --       --       --       --          --           --         --           7,306
                                    ------  ------  --------   ------  ----------  ---------- ----------  -----------  -------------
                                    28,761    469    1,523      424      611       1,807          549       (284)         33,880
                                    ------  ------  --------   ------  ----------  ---------- ----------  -----------  -------------
 OPERATING COSTS AND EXPENSES:
    Construction and shaping costs  16,500     --       --       --       --          --           --         --          18,500
    Operating expenses               7,327    450    1,397      402      901       1,470          992        304(f)       12,919
                                                                                                             (52)(a)
                                                                                                            (336)(j)
                                                                                                             (40)(k)
    Corporate overhead               3,121     --       --       --       --          --           --         --           3,121
    Depreciation and amortization      233     67       60       72      115         132          103        123 (g)         905
                                    ------  ------  --------   ------  ----------  ---------- ----------  -----------  -------------
                                    27,181    517    1,457      474    1,016       1,602        1,095        103          33,445
                                    ------  ------  --------   ------  ----------  ---------- ----------  -----------  -------------
    Operating income (loss)          1,600    (48)      66      (50)    (405)        205         (546)      (387)            435
 OTHER INCOME (EXPENSE)                 (1)  (110)      12      (46)      (4)       (241)          --     (1,380)(e)      (1,353)
                                                                                                             397 (h)
                                    ------  ------  --------   ------  ----------  ---------- ----------  -----------  -------------
    Income (loss) before foreign
      and pro forma provision for    1,599   (158)      78      (96)    (409)        (36)        (546)    (1,350)           (918)
      income taxes

 ACTUAL AND PRO FORMA TAX              230    (62)      36      (37)    (156)        (14)          --       (739)(i)        (742)
    PROVISIONS (BENEFITS)           ------  ------  --------   ------  ----------  ---------- ----------  -----------  -------------

    Net income (loss)               $1,369   ($96)     $42     (559)   ($253)       ($22)       ($546)     ($611)          ($176)
                                    ======  ======  ========   ======  ==========  ========== ==========  ===========  =============
 Net income (loss) per share         $0.46                                                                                ($0.06)
                                    =======                                                                            =============
 Weighted average number of
  common stock and common stock
  equivalents outstanding            3,000                                                                                 3,000
                                    =======                                                                                =======


                             GOLDEN BEAR GOLF, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(a) Represents lease expense which will be paid related to Highlander ($122,500 annually) in excess of amounts previously recorded by Highlander ($71,000 in 1995 and $46,000 during the six months ended June 30, 1996).

(b) As the acquisitions include only the purchase of certain property and equipment, adjustment has been made to eliminate assets, liabilities and equity which are excluded from the various acquisitions but which are included in the historical financial statements of the acquired entities.

(c) Represents the purchase price of golf centers, the write-up to fair value of the net assets acquired (primarily land and improvements) and the recording of goodwill as follows (in thousands):

                                         FAIR VALUE OF
                      PURCHASE            NET ASSETS
                        PRICE              ACQUIRED                GOODWILL
                    --------------    --------------------     -----------------

Tom's River              $  1,900                  $1,900               $    ---
Highlander                  2,250                   1,434                    816
Rollandia (1)               2,309                   2,309                    ---
East Coast                  5,800                   4,200                  1,600
                    --------------    --------------------    ------------------
                          $12,259                  $9,843                 $2,416
                    ==============    ====================    ==================

               (1) Capital lease.

(d) Represents debt assumed to have been incurred for pro forma purposes in connection with the acquisitions as follows (in thousands):


Tom's River                    $  1,900
East Coast                        5,800
Highlander                        2,250
Rollandia                         2,309
                              ----------
                                $12,259
                              ==========

Actual debt incurred at the respective dates of acquisition was less than that assumed to have been incurred for pro forma purposes as the Company utilized cash from the proceeds of its initial public offering to pay a substantial portion of the purchase price.

Actual debt incurred at the respective dates of acquisition in connection with these transactions was as follows (in thousands):

Tom's River                   $      --
East Coast                          600
Highlander                          750
Rollandia                         1,200
                              ----------
                                 $2,550
                              ==========

(e) Represents incremental interest expense on debt resulting from the acquisitions as follows (in thousands):

                                                                    SIX MONTHS
                                              YEAR ENDED              ENDED
                                             DECEMBER 31,            JUNE 30,
                       DEBT        RATE         1995                   1996
                    ----------     -----   ---------------      ----------------

McDain               $  1,226        9%            $   110                $  35
Tom's River             1,900        9%                171                   86
East Coast              5,800        9%                522                  261
Highlander              2,250        9%                203                  101
Rollandia               2,309        9%                208                  104
Nicklaus Note           1,625        9%                146                   73
                    ----------             ----------------     ----------------
                      $15,110                       $1,360                 $660
                    ==========             ================     ================

(f) Represents the impact of employment agreements to be entered into upon consummation of the offering. Historically, Richard Bellinger, Jack Bates and Mark Hesemann spent approximately 50% of their efforts, and Jack Nicklaus spent approximately 15% of his efforts in connection with the businesses included in the Reorganization. Accordingly, approximately 50% of the employment costs with respect to Messrs. Bellinger, Bates and Hesemann, and 15% of the employment costs with respect to Mr. Nicklaus were included in the Company's historical financial statements. These individuals now have fixed employment contracts.

(g) Represents amortization expense related to goodwill resulting from the acquisitions as follows (in thousands):


                                                                SIX MONTHS
                                                YEAR ENDED         ENDED
                              AMORTIZATION     DECEMBER 31,      JUNE 30,
                 AMOUNT         PERIOD            1995             1996
                --------   ---------------    -------------    -------------

Cool Springs    $   300       30 years               $  10          $  5
Highlander          816       25 years                  33            16
East Coast        1,600       20 years                  80            40
                --------                      -------------    -------------
                 $2,716                               $123           $61
                ========                      =============    =============

(h) Represents the elimination of interest expense on debt of the Acquired Businesses which will not be assumed in the acquisition.

(i) Represents the tax effect of the pro forma adjustments at an effective rate of 39%.

(j) Represents the elimination of revenue and expenses from the operation of Cool Spring's roller skating center which is excluded from the acquisition.

(k) Represents the elimination of licensing fees paid by Highlander and East Coast to the Company as follows:


                                              SIX MONTHS
                            YEAR ENDED           ENDED
                           DECEMBER 31,         JUNE 30,
                              1995               1996
                          --------------    ----------------

Highlander                      $22,000             $27,000
East Coast                       18,000              25,000
                          --------------    ----------------

                                $40,000             $52,000
                          ==============    ================